Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES FIRST QUARTER 2022 RESULTS

DALLAS, Texas, (May 12, 2022) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today announced financial results for the first quarter ended March 31, 2022.

	First Quarter
$ in millions:	2022	2021
Net (Loss) Income	$(3.2)	$9.0
Operating (Loss) Income (1)	$(3.3)	$4.4

$ per diluted share:
Net (Loss) Income	$(0.18)	$0.49
Operating (Loss) Income (1)	$(0.18)	$0.24

(1)	See “Non-GAAP Financial Measures” below

Highlights:

•	Net loss of $3.2 million, or $0.18 per share, in the first quarter of 2022 as compared to net income of $9.0 million, or $0.49 per share, for the same period of 2021.

•	Net combined ratio of 106.0% for the first quarter of 2022 declined from 95.4% for the same period the prior year.

•	Although moderating in 2022, achieved rate increases, particularly in the Specialty Commercial Segment with increases for this business averaging 8.2% for the first quarter.

•	Gross premiums written for the quarter ended March 31, 2022 decreased 7% compared to the quarter ended March 31, 2021 and decreased 1% compared to the previous quarter ended December 31, 2021.

•	Net catastrophe losses were $1.1 million in the first quarter of 2022, or 1.3 points of the net combined ratio.

•	Net investment gains of $0.1 million during the first quarter of 2022, which included $0.1 million of unrealized losses on equity securities, as compared to net investment gains of $5.8 million, which included $4.4 million of unrealized gains on equity securities, during the same period the prior year.

First Quarter 2022 Financial Review

	First Quarter
($ in thousands)	2022	2021	% Change
Gross premiums written	$150,959	$163,018	-7%
Net premiums written	$78,321	$91,497	-14%
Net premiums earned	$82,476	$101,852	-19%
Investment income, net of expenses	$1,859	$3,010	-38%
Investment gains (losses), net	$51	$5,779	-99%
Net (loss) income	$(3,219)	$8,971	-136%
Operating (loss) income (1)	$(3,259)	$4,406	-174%
Net (loss) income per share - basic	$(0.18)	$0.49	-137%
Net (loss) income per share - diluted	$(0.18)	$0.49	-137%
Operating (loss) income per share - diluted (1)	$(0.18)	$0.24	-175%
Book value per share	$9.34	$9.69	-4%

(1)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Gross premiums written were $151.0 million during the three months ended March 31, 2022, representing a decrease of 7% from the $163.0 million in gross premiums written for the same period in 2021.

Net Premiums Written

Net premiums written were $78.3 million during the three months ended March 31, 2022, representing a decrease of 14% from the $91.5 million in net premiums written for the same period of 2021.

Net Premiums Earned

Net premiums earned were $82.5 million for the three months ended March 31, 2022, representing a 19% decrease from the $101.9 million in net premiums earned for the same period in 2021.

Investments

Total return on investment securities was -0.2% during the three months ended March 31, 2022, significantly outperforming market averages, including the 5% decline in the S&P 500 Stock Index and a 5.9% decline in the Bloomberg Aggregate Bond Index. Notably, common stock performance was positive during the quarter. Fixed maturity securities also performed favorably compared to fixed-income benchmarks.

Beginning in second quarter of 2020, following the steep decline in interest rates resulting from COVID-19 related stimulus measures, significant restraint was exercised in consideration of new bond investments. Instead, the amount of cash held steadily increased, growing to more than $350 million by 2021 yearend. As interest rates rose significantly in the latter part of the quarter just ended, $154 million of cash was deployed into fixed income securities at yields comparable to, or higher than, the average yield of the existing portfolio.

These actions had two primary effects. First, the cash reserves and short duration of debt securities held provided significant protection to the balance sheet during what has been described as among the worst quarters of performance in bond markets in U.S. history – avoiding unrealized losses in longer dated maturities that will likely persist for years. Second, opportunistic reinvestment of large sums of cash into securities with comparatively attractive yields is expected to contribute to an increase in investment income in future periods. Subsequent to quarter end, an additional $60 million has been deployed in debt securities of similar or better yields.

Net investment income was $1.9 million during the three months ended March 31, 2022, as compared to $3.0 million during the same period in 2021. The decline in net investment income was primarily due to a lower average amount of debt securities owned during the current quarter compared to the prior year and a $500 thousand special common stock dividend received on an arbitrage trading position in the prior year.

Net investment gains were $51 thousand for the three months ended March 31, 2022, as compared to net investment gains of $5.8 million for the same period in 2021. Net realized and unrealized gains on common stocks were offset by a reduction in the amount of unrealized gains on preferred stocks existing at 2021 yearend.

Fixed-income securities were $388.3 million at March 31, 2022, with a tax equivalent book yield of 2.5% compared to 2.6% as of March 31, 2021. As of March 31, 2022, the fixed-income portfolio had an average modified duration of 1.0 years and 82% of the securities had remaining time to maturity of five years or less. As of March 31, 2022, 12% of the investment portfolio was invested in equity securities.

Total investments were $440.9 million at March 31, 2022. Cash and cash equivalents, including restricted cash were $187.6 million. Total investments, cash and cash equivalents, and restricted cash were $628.5 million or $34.55 per share.

Pre-Tax Income

Pre-tax loss was $4.1 million for the three months ended March 31, 2022, as compared to a pre-tax income of $11.2 million reported during the same period in 2021. The decline in pre-tax results for the three months ended March 31, 2021, was predominately driven by decreased revenue and lower net investment gains, partially offset by lower losses and loss adjustment expenses (“LAE”) and lower operating expenses.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

The net combined ratio was 106.0% for the quarter ended March 31, 2022, as compared to 95.4% for the same period during 2021.

The decrease in losses and LAE was primarily due to decreased net premiums earned and lower net catastrophe losses, partially offset by unfavorable net prior year loss reserve development during the first quarter of 2022 compared to favorable net prior year loss development during the same period of 2021. Losses and LAE for the first quarter of 2022 included $1.1 million of net catastrophe losses as compared to $5.9 million during the same period of the prior year. During the first quarter of 2022, we experienced $7.7 million of unfavorable net prior year loss reserve development, driven primarily by our exited contract binding line of business, compared to $2.1 million of favorable net prior year loss development during the same period of 2021.

The net loss ratio was 77.6% for the three months ended March 31, 2022 as compared to 68.2% reported during the same period in 2021. Net unfavorable prior year loss reserve development increased the net loss ratio by 9.3 points for the three months ended March 31, 2022, as compared to 2.0 points reduction in the net loss ratio from net favorable prior year loss reserve development for the same period during 2021. Catastrophe losses contributed 1.3 points to the net loss ratio for the three months ended March 31, 2022, as compared to 5.8 points for the same period during 2021.

The expense ratio was 28.4% for the three months ended March 31, 2022 as compared to 27.2% during the same period in 2021.

Net (Loss) Income

Net loss was $3.2 million for the three months ended March 31, 2022 as compared to net income of $9.0 million for the same period during 2021. On a diluted basis per share, net loss was $0.18 per share for the three months ended March 31, 2022 as compared to a net income of $0.49 per share for the three months ended March 31, 2021.

Book Value Per Share

Book value per share decreased 4% to $9.34 per share as of March 31, 2022 as compared to $9.66 per share as of December 31, 2021.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating income and operating income per share are calculated by excluding net investment gains and losses and impairment of long lived assets from GAAP net income. Impairments are unusual and infrequent charges for the Company. Management believes that operating income and operating income per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating income and operating income per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income (Loss)	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
First Quarter 2022
Reported GAAP measures	$(4,119)	$(900)	$(3,219)	18,172	$(0.18)
Excluded investment (gains)/losses	$(51)	$(11)	$(40)	18,172	$(0.00)
Operating loss	$(4,170)	$(911)	$(3,259)	18,172	$(0.18)

First Quarter 2021
Reported GAAP measures	$11,227	$2,256	$8,971	18,142	$0.49
Excluded investment (gains)/losses	$(5,779)	$(1,214)	$(4,565)	18,142	$(0.25)
Operating income	$5,448	$1,042	$4,406	18,142	$0.24

About Hallmark

Hallmark is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets. Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

President

Chief Financial Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	Mar. 31	Dec. 31
($ in thousands, except par value)	2022	2021
	(unaudited)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $389,582 in 2022 and $288,175 in 2021)	$388,254	$290,073
Equity securities (cost: $46,124 in 2022 and $42,120 in 2021)	52,604	48,695
Total investments	440,858	338,768
Cash and cash equivalents	183,377	352,867
Restricted cash	4,239	3,810
Ceded unearned premiums	142,645	146,433
Premiums receivable	88,420	90,621
Accounts receivable	20,094	6,914
Receivable for securities	1,209	1,326
Reinsurance recoverable	545,266	549,964
Deferred policy acquisition costs	6,847	6,811
Intangible assets, net	693	819
Federal income tax recoverable	14,748	18,217
Deferred federal income taxes, net	9,412	8,906
Prepaid expenses	5,389	2,389
Other assets	26,666	25,753
Total Assets	$1,489,863	$1,553,598
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $721 in 2022 and $746 in 2021)	$49,279	$49,254
Subordinated debt securities (less unamortized debt issuance costs of $730 in 2022 and $744 in 2021)	55,972	55,959
Reserves for unpaid losses and loss adjustment expenses	798,338	816,681
Unearned premiums	276,485	284,427
Reinsurance payable	85,980	117,908
Pension liability	59	174
Payable for securities	2,374	3,280
Accounts payable and other liabilites	51,540	50,394
Total Liabilities	1,320,027	1,378,077
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2022 and 2021	3,757	3,757
Additional paid-in capital	122,741	122,844
Retained earnings	71,484	74,703
Accumulated other comprehensive loss	(3,563)	(1,035)
Treasury stock (2,682,413 shares in 2022 and 2,700,364 shares in 2021), at cost	(24,583)	(24,748)
Total Stockholders Equity	169,836	175,521
Total Liabilities & Stockholders Equity	$1,489,863	$1,553,598

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended
	March 31,
($ in thousands, except per share amounts, unaudited)	2022	2021
Gross premiums written	$150,959	$163,018
Ceded premiums written	(72,638)	(71,521)
Net premiums written	78,321	91,497
Change in unearned premiums	4,155	10,355
Net premiums earned	82,476	101,852

Investment income, net of expenses	1,859	3,010
Investment gains, net	51	5,779
Finance charges	983	1,133
Commission and fees	287	260
Other income	16	19
Total revenues	85,672	112,053

Losses and loss adjustment expenses	64,024	69,479
Operating expenses	24,377	29,972
Interest expense	1,264	1,249
Amortization of intangible assets	126	126
Total expenses	89,791	100,826

(Loss) income before tax	(4,119)	11,227
Income tax (benefit) expense	(900)	2,256
Net (loss) income	$(3,219)	$8,971

Net (loss) income per share:
Basic	$(0.18)	$0.49
Diluted	$(0.18)	$0.49

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Mar. 31

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Gross premiums written	$103,850	$113,990	$30,277	$29,735	$16,832	$19,293	$-	$-	$150,959	$163,018
Ceded premiums written	(61,069)	(61,204)	(11,493)	(10,250)	(76)	(67)	-	-	(72,638)	(71,521)
Net premiums written	42,781	52,786	18,784	19,485	16,756	19,226	-	-	78,321	91,497
Change in unearned premiums	7,429	14,425	(2,077)	(2,419)	(1,197)	(1,651)	-	-	4,155	10,355
Net premiums earned	50,210	67,211	16,707	17,066	15,559	17,575	-	-	82,476	101,852

Total revenues	51,911	69,599	17,128	17,688	16,819	18,959	(186)	5,807	85,672	112,053

Losses and loss adjustment expenses	39,312	42,983	12,133	12,091	12,579	14,405	-	-	64,024	69,479

Pre-tax income (loss)	2,565	11,348	(692)	366	(1,026)	(1,623)	(4,966)	1,136	(4,119)	11,227

Net loss ratio (1)	78.3%	64.0%	72.6%	70.8%	80.8%	82.0%			77.6%	68.2%
Net expense ratio (1)	22.1%	24.1%	34.7%	31.6%	29.0%	30.4%			28.4%	27.2%
Net combined ratio (1)	100.4%	88.1%	107.3%	102.4%	109.8%	112.4%			106.0%	95.4%

Net (Unfavorable) Favorable Prior Year Development	(6,380)	1,899	262	1,361	(1,573)	(1,174)			(7,691)	2,086

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.